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                                                                    Exhibit 10.1



                                  AMENDMENT TO
                                  ------------
                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made this 15th day of August, 1998, between RES-CARE, INC., a Kentucky corporation (the "Company"), and RALPH G. GRONEFELD, JR. (the "Employee").

         RECITALS:

         WHEREAS, the Company and the Employee executed that certain Employment Agreement dated as of January 1, 1998 (the "Employment Agreement"); and

         WHEREAS, the Board of Directors of the Company recognizes that the Employee's contribution to the growth and success of the Company has been substantial and wishes to modify the Employment Agreement to increase the Employee's base salary and to accelerate the granting of certain options to purchase shares of Company common stock.

         AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

1. Section 3(a) of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

                  (a) BASE SALARY. The Company shall pay to the Employee during the period January 1, 1998 through August 14, 1998 of the first year of the Term a fixed, annual salary (the "Initial Base Salary") of $127,500. Commencing on August 15, 1998, the Company shall pay to the Employee a fixed, annual salary (the "Revised Base Salary") of $155,000. The Initial Base Salary and the Revised Base Salary shall sometimes be collectively referred to as the "Base Salary". The Base Salary shall be due and payable in substantially equal bi-weekly installments or in such other installments as may be necessary to comport with the Company's normal pay periods for all employees.

                  Provided that this Employment Agreement or Employee's employment hereunder shall not have been terminated for any reason, commencing on January 1, 1999, the Revised Base Salary shall be increased, effective as of the first day of each year of the Term, in proportion to the increase in the Consumer Price Index "All- Items" category, as published by the Bureau of Labor Statistics (the "CPI") established for the month of December immediately preceding the date on which the adjustment is to be made over that established for the month of December 1998. If the Bureau of Labor Statistics suspends or terminates its publication of the CPI, the


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         parties agree that a reasonably comparable price index shall be substituted for the CPI.

2. Section 3(d) of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

                  (d) PARTICIPATION IN STOCK OPTION PLAN. Employee shall be entitled to participate in the Company stock option plan which is applicable to its managerial employees. On August 15, 1998, Employee shall be granted options to purchase 37,500 shares of Company common stock (which amount reflects the adjustment for the 3-for-2 stock split declared by the Board on May 12, 1998), which options shall vest and be exercisable on August 15, 1999 if Employee is then employed hereunder. Provided Employee continues to be employed hereunder, on September 1, 1998, Employee shall be granted options to purchase 75,000 shares of Company common stock (which amount reflects the adjustment for the 3-for-2 stock split declared by the Board on May 12, 1998), and provided Employee continues to be employed hereunder, 37,500 of such options shall vest and be exercisable on September 1, 1999 and the remaining 37,500 of such options shall vest and be exercisable on September 1, 2000. Any stock options granted to Employee pursuant to this paragraph (d) shall have an exercise price based upon the closing sale price of Company common stock as reported on the NASDAQ National Market System on the respective date of grant and the number of shares which are subject to this paragraph (d) and such options shall be equitably adjusted for stock splits, stock dividends, recapitalizations and the like occurring after August 15, 1998.

3.       Employee acknowledges and agrees that notwithstanding the provisons of
         Section 3(b) of the Employment Agreement, no bonus shall be payable to Employee pursuant to such Section 3(b) or the Annual Bonus Plan (as defined in the Employment Agreement) for the calendar year 1998.

4. Except as otherwise specifically set forth in this Amendment, the Employment Agreement shall be unamended and in full force and effect.




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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year set forth above.

                             RES-CARE, INC.


                             By:_____________________________________________
                                      Ronald G. Geary
                                      Chairman, President and Chief Executive
                                      Officer



                             _________________________________________________
                             Ralph G. Gronefeld, Jr.